                                                                    EXHIBIT 4.13

                                                                  LOAN NO. T0310


                                  COBANK, ACB

                       FIRST AMENDMENT AND SUPPLEMENT TO
                      AMENDED AND RESTATED LOAN AGREEMENT


STATE OF LOUISIANA   )
                     )
PARISH OF CALCASIEU  )


STATE OF GEORGIA     )
                     )
COUNTY OF COBB       )


       BEFORE the respective undersigned Notaries Public, and in the presence of the respective undersigned competent witnesses, personally came and appeared the parties listed below, who, after being duly sworn, did state:

       THIS FIRST AMENDMENT AND SUPPLEMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "First Amendment") is made and entered into as of July 1, 1996, by and between COBANK, ACB ("CoBank") and CTC FINANCIAL, INC., a Louisiana corporation (the "Borrower"), and amends that certain Amended and Restated Loan Agreement, dated as of May 15, 1996, between CoBank and the Borrower (the "Original Loan Agreement").

       SECTION 1. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Original Loan Agreement.

       SECTION 2. Section 1 of the Original Loan Agreement is hereby amended and supplemented by deleting such Section in its entirety and substituting in lieu thereof the following Section:

              "SECTION 1. THE LOAN. On the terms and conditions set forth in this Agreement, and subject to Section 11, CoBank agrees to make a loan (the "Original Loan") to the Borrower, by means of one or more advances, during the period commencing on September 27, 199 and ending but not including May 31, 1996, or such later date as CoBank may in its sole discretion authorize in writing, in an aggregate principal amount not to exceed $17,00,000. Further, on the terms and conditions set forth in this Agreement, and subject to Section 11, CoBank agrees to make a loan (the "Additional Loan") to the Borrower, by means of a single advance in a principal amount not to exceed $15,000,000 (the Original
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   Loan Agreement/CTC Financial
Loan No. T0310


       Loan and the Additional Loan, collectively, the "Loan"). Under the Loan, amounts borrowed and later repaid or prepaid may not be reborrowed."

       SECTION 3. Section 2 of the Original Loan Agreement is hereby amended and supplemented by deleting such Section in its entirety and substituting in lieu thereof the following Section:

              "SECTION 2. PURPOSES AND USE OF PROCEEDS. The proceeds of the Original Loan advanced prior to May 15, 1996 shall be, and have been, reloaned by the Borrower to Mississippi One Cellular Telephone Company ("Mississippi One") to be applied by Mississippi One solely (a) to the repayment, in an amount equal to $1,700,000, of the outstanding principal balance of the indebtedness of Mississippi One to Cameron Telephone Company ("Cameron Telephone"), which Mississippi One assumed from Mercury, Inc. ("Mercury"); (b) to pay the fees and costs associated with the Loan and the initial closing thereof; and (c) for capital expenditures and working capital. The proceeds of the Original Loan advanced on and after May 15, 1996 shall be, and have been, reloaned by the Borrower to Mississippi One to be applied by Mississippi One solely to finance the acquisition of the assets of West Alabama Cellular Telephone Company, Inc. ("West Alabama") pursuant to the terms of that certain Asset Purchase Agreement, dated as of March , 1996, by and between Mississippi One and West Alabama (the "West Alabama Acquisition Agreement"), related acquisition costs and costs and fees associated with closing the Original. The proceeds of the Additional Loan shall be reloaned by the Borrower to Mississippi One to be applied by Mississippi One solely to finance a portion of the acquisition of the assets of Northland Cellular Corporation ("Northland Cellular"), pursuant to the terms of that certain Asset Purchase Agreement, dated as of April 9, 1996, by and among [MISSISSIPPI ONE] and Northland Cellular, Pricellular Corporation and Pricellular Wireless Corporation (the "Northland Cellular Acquisition Agreement"), related acquisition costs and costs and fees associated with closing the Additional Loan. The Borrower agrees that the proceeds of the Loan shall be used only for the purposes set forth in this Section 2."

       SECTION 4. Section 3 of the Original Loan Agreement is hereby amended and supplemented by deleting such Section in its entirety and substituting in lieu thereof the following Section:

              "SECTION 3. AVAILABILITY. Subject to Section 11, advances under the Original Loan will be made on any day on which CoBank is open for business (a "Business Day"), except any day on which Federal Reserve Banks are closed, within two Business Days of receipt by CoBank of a written or telephonic request





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Loan No. T0310


       of an authorized employee of the Borrower. Further, subject to Section 11, the Additional Loan will be made on the closing date under the Northland Cellular Acquisition Agreement (the "Funding Date"), which shall be a Business Day and shall occur on or before July 31, 1996. Unless otherwise agreed, all advances will be made available by wire transfer of immediately available funds to such account or accounts as the Borrower may designate from time to time on forms supplied by CoBank. In making advances upon telephonic requests, CoBank shall be entitled to rely on (and shall incur no liability to the Borrower in acting upon) any request made by a person identifying himself or herself as one of the persons authorized by the Borrower to request advances hereunder, so long as the funds are wired to an account previously designated by the Borrower."

       SECTION 5. Section 4(B) of the Original Loan Agreement is hereby amended and supplemented by deleting the reference in such Section to "Cameron Debt (as defined in Section 11(A)(11))" and substituting in lieu thereof the "Subordinate Debt (as defined in Section 11(C)(11))."

       SECTION 6. Section 4(E) of the Original Loan Agreement is hereby further amended and supplemented by deleting such Section in its entirety and substituting in lieu thereof the following Section:

              "(E) ORIGINATION FEE. In connection with the Original Loan, the Borrower has paid to CoBank non-refundable loan origination fees in the aggregate amount of $17,525. The Borrower shall pay to CoBank a non-refundable loan origination fee for the Additional Loan in the amount of $150,000, of which $10,000 was paid upon acceptance by the Borrower of the commitment letter dated June 5, 1996. The remaining $10,000 shall be payable on the Funding Date."

       SECTION 7. Section 8 of the Original Loan Agreement is hereby amended and supplemented by deleting in its entirety the second-to-last sentence of such Section and substituting in lieu thereof the following sentence:

              "Checks shall be mailed or delivered to CoBank at Department 167, Denver, Colorado 80291-0167 (or to such other address as CoBank may designate by notice)."

       SECTION 8. Section 10 of the Original Loan Agreement is hereby amended and supplemented by deleting such Section in its entirety and substituting in lieu thereof the following Section:





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              "SECTION 10.  SECURITY.  The Loan shall be secured by an
       assignment by the Borrower to CoBank of that certain Second Amended and Restated Promissory Note dated of even date herewith, made by Mississippi One to the order of the Borrower, in the original principal face amount of $32,00,000 (as the same may be amended, modified, supplemented, extended or restated from time to time and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, the "Mississippi One Note").

              The Loan shall be guaranteed by (a) that certain Amended and Restated Continuing Guaranty, dated as of May 15, 1996, made by Mississippi One for the benefit of CoBank, as amended by that certain First Amendment and Supplement to Amended and Restated Continuing Guaranty, dated as of even date herewith (as so amended and as the same hereafter may be amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Guaranty"); (b) that certain Continuing Guaranty, dated as of May 15, 1996, made by Mercury for the benefit of CoBank, as amended by that certain First Amendment and Supplement to Continuing Guaranty, dated as of even date herewith (as so amended and as the same hereafter may be amended, modified, supplemented, extended or restated from time to time, the "Mercury Guaranty"); and (c) that certain Continuing Guaranty, dated as of May 15, 1996, made by William Henning, Sr. ("Mr. Henning") for the benefit of CoBank, as amended by that certain First Amendment and Supplement to Continuing Guaranty, dated as of even date herewith, (as so amended and as the same hereafter may be may be amended, modified, supplemented, extended or restated from time to time, the "Henning Guaranty") which shall be limited to $5,000,000 and shall terminate upon the payment in full of CoBank Loan No. T037.

              The Note, the Mississippi One Note, the Henning Guaranty, the Mercury Guaranty and the Mississippi One Guaranty shall be secured by that certain (i) Deed of Trust, Security Agreement and Fixture Filing, dated as of September 27, 199, made by Mississippi One in favor of CoBank, as holder of the Note and the Mississippi One Note and as beneficiary of the Mississippi One Guaranty, the Henning Guaranty and the Mercury Guaranty, as amended by that certain First Amendment and Supplement to Deed of Trust, Security Agreement and Fixture Filing, dated as of May 15, 1996, and as amended by that certain Second Amendment and Supplement to Deed of Trust, Security Agreement and Fixture Filing, dated as of even date herewith (as so amended and as the same hereafter may be amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Deed of Trust"), pursuant to which Mississippi One shall grant to CoBank a first priority lien and security interest in all of its now hereafter





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Loan No. T0310


       leased and owned real property located in the State of Mississippi; (ii) Security Agreement, dated as of September 27, 1994, made by Mississippi One in favor of CoBank, as holder of the Note and the Mississippi One Note and as beneficiary of the Mississippi One Guaranty, the Henning Guaranty and the Mercury Guaranty, as amended by that certain First Amendment and Supplement to Security Agreement, dated as of May 15, 1996, and as amended by that certain Second Amendment and Supplement to Security Agreement, dated as of even date herewith (as so amended and as the same hereafter may be amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Security Agreement"), pursuant to which Mississippi One shall grant to CoBank a first priority security interest in all of its now owned or hereafter acquired tangible and intangible personal property (including, without limitation, all rights of Mississippi One under that certain Agreement for Lease of Switch Capacity, dated July 27, 1994, between Mississippi 34 Cellular Corporation and Mercury, subsequently assigned to Mississippi One by Mercury, and, to the extent permitted by law, all licenses and permits issued by the Federal Communications Commission (the "FCC")); (iii) Mortgage, dated as of May 15, 1996, made by Mississippi One in favor of CoBank, as holder of the Note and the Mississippi One Note and as beneficiary of the Mississippi One Guaranty, the Henning Guaranty and the Mercury Guaranty, as so amended by that certain First Amendment and Supplement to Mortgage, dated as of even date herewith (as so amended and as the same hereafter may be amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Mortgage"), pursuant to which Mississippi One shall grant to CoBank a first priority lien and security interest in all of its now hereafter leased and owned real property located in the State of Alabama; and (iv) Pledge Agreement, dated as of September 27, 1994, by and between Mercury and CoBank, as holder of the Note and the Mississippi One Note and as beneficiary of the Mississippi One Guaranty, the Henning Guaranty and the Mercury Guaranty, as amended by that certain First Amendment and Supplement to Pledge Agreement, dated as of May 15, 1996, and as amended by that certain Second Amendment and Supplement to Pledge Agreement, dated as of even date herewith (as so amended and as the same may hereafter be amended, modified, supplemented, extended or restated from time to time, the "Mercury Pledge Agreement"), pursuant to which Mercury shall pledge, on a first-priority basis, all of its capital stock in Mississippi One and in Mercury Cellular Telephone Company ("MCTC") and shall covenant and agree to pledge to CoBank, on a first-priority basis, all capital stock of Mississippi One and MCTC it may hereafter acquire."

       SECTION 9. Section 11 of the Original Loan Agreement is hereby amended and restated by inserting the following new Subsection (C) at the end of such
Section:





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First Amendment to Amended and Restated
   Loan Agreement/CTC Financial
Loan No. T0310



              "(C)   CoBank's obligation to make the Additional Loan is subject to satisfaction of each of the following conditions precedent on or before the Funding Date:

                     (1) LOAN DOCUMENTS. That CoBank receive duly executed originals the Loan Documents.

                     (2) AUTHORIZATION. That CoBank receive copies of all corporate documents and proceedings of the Borrower, Mississippi One and Mercury authorizing the execution, delivery, and performance of the Loan Documents to which each is a party, certified by appropriate officers of such entities.

                     (3) APPROVALS. That CoBank receive evidence satisfactory to it that all federal and state consents and approvals (including, without limitation, all regulatory approvals) which are necessary for, or required as a condition of, the validity and enforceability of the Loan Documents or the creation or perfection of the liens and security interests identified in Section 10, or the completion of the acquisition of Northland Cellular's assets by Mississippi One pursuant to the Northland Cellular Acquisition Agreement, have been obtained and are in full force and effect.

                     (4) OPINIONS OF COUNSEL. That CoBank receive opinions of counsel for the Borrower, Mississippi One, Mercury, Cameron Telephone, MCTC and Mr. Henning (who shall be mutually acceptable to CoBank) in form and content acceptable to all parties.

                     (5) FEES AND EXPENSES. That the Borrower pay the origination fee set forth in Section 4(E) with respect to the Additional Loan and the costs and expenses required by Section 20 to be paid by the Borrower.

                     (6) PERMITS. That CoBank receive evidence satisfactory to it that the Borrower, Mississippi One and Mercury possess all necessary operating permits, authorizations, approvals, and the like which are material to the conduct of the Borrower's, Mississippi One's and Mercury's business or which may otherwise be required by law.

                     (7) INSURANCE. That CoBank receive evidence of insurance by Mississippi One and Mercury in such amounts and covering such risks as are usually carried by companies in the same or similar business.





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First Amendment to Amended and Restated
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Loan No. T0310



                     (8) ENVIRONMENTAL CHECKLIST. That CoBank receive from Mississippi One an environmental checklist on a form prescribed by CoBank covering all real property owned or leased by Mississippi One and Mississippi One's environmental records and procedures, all of such information to be satisfactory to CoBank in its sole discretion.

                     (9) PERFECTION AND PRIORITY OF LIENS. That CoBank receive an opinion of counsel in form and content acceptable to it to the effect that, as of the date of such advance, CoBank has a duly perfected security interest in all collateral covered by the Mississippi One Deed of Trust, the Mississippi One Mortgage, the Mississippi One Security Agreement and the Mercury Pledge Agreement, subject to no prior liens except a liens in favor of Cameron Telephone subordinated to all liens in favor of CoBank on terms and conditions satisfactory to CoBank.

                     (10) NORTHLAND CELLULAR ACQUISITION. That on or before the Funding Date, Mississippi One shall have acquired the real and personal property of Northland Cellular in accordance with the terms of the Northland Cellular Acquisition Agreement, free and clear of any and all liens and encumbrances, and that CoBank receives such evidence thereof as it shall reasonably require.

                     (11) SUBORDINATED DEBT. That Cameron Telephone reaffirm its subordination of the Cameron Debt, and MCTC subordinate all indebtedness of Mississippi One to MCTC (the "MCTC Debt"; with the Cameron Debt, collectively, the "Subordinate Debt"), in both cases in right of payment and in all other respects, to any indebtedness of Mississippi One to CoBank including the Loan, which subordination shall provide that no interest or principal payments may be made on the Subordinate Debt without the consent of CoBank.

                     (12) NO MATERIAL ADVERSE CHANGE. That from December 31, 1995, to the date of such advance there shall not have occurred any event which has had or could have a Material Adverse Effect (as hereinafter defined) on the Borrower or Mississippi One. For purposes of this Agreement, the term "Material Adverse Effect" when used with reference to any entity shall mean a material adverse effect on the condition, financial or otherwise, operations, properties or business of such entity or on the ability of such entity to perform its obligations under the Loan Documents to which it is a party.





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First Amendment to Amended and Restated
   Loan Agreement/CTC Financial
Loan No. T0310



                     (13) NO INJUNCTION. That no court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

                     (14) OTHER DOCUMENTS. That CoBank receive such other documents, instruments, certificates and opinions of counsel as CoBank or its counsel may reasonably request."

       SECTION 10. Section 15(e) of the Original Loan Agreement is hereby amended and supplemented by inserting after "CoBank Loan No. T037" the following:", CoBank Loan No. T0388."

       SECTION 11. Section 20 of the Original Loan Agreement is hereby amended and restated by deleting such Section in its entirety and inserting in lieu thereof the following new Section:

              "SECTION 20. COSTS AND EXPENSES. The Borrower shall reimburse CoBank on demand for all reasonable out-of-pocket costs and expenses incurred by CoBank in connection with the origination, negotiation, preparation and administration of this Agreement and all other Loan Documents, and the preservation and enforcement of CoBank's rights and remedies hereunder and thereunder, including, without limitation: all
       (a) costs and expenses (including intangible and other taxes and any recording fees or expenses) incurred by CoBank to obtain, perfect, maintain, determine the priority of, or release any security contemplated hereunder; (b) fees and expenses of any outside counsel retained by CoBank to assist CoBank with respect to any matter contemplated by this Section or to review this Agreement and all other Loan Documents and advise CoBank as to its rights and remedies hereunder or thereunder; (c) fees and expenses of any outside counsel retained by CoBank to represent it in any litigation involving the parties to any of the Loan Documents, including but not limited to, bankruptcy, receivership, or similar proceedings; and (d) fees, costs and expenses incurred in connection with obtaining surveys and appraisals, if any, required under this Agreement or any other Loan Document; provided, however, that the Borrower shall not be required to reimburse CoBank for its legal fees (exclusive of legal expenses) in excess of $35,000 for the negotiation and documentation of the Additional Loan and CoBank Loan No. T0388."

       SECTION 12. All references in the Original Loan Agreement, to "this Agreement" shall hereafter be to the Original Loan Agreement as amended by this First Amendment.





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   Loan Agreement/CTC Financial
Loan No. T0310



       SECTION 13. This First Amendment shall not constitute a novation of any of the promissory notes or other documents or agreements executed or delivered in connection with the loan or reloan pursuant to the Original Loan Agreement or any of the other Loan Documents.

       SECTION 14. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

       SECTION 15. Except to the extent governed by applicable federal law, this First Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.





                           [Signatures on next page]





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   Loan Agreement/CTC Financial
Loan No. T0310


       THUS DONE AND SIGNED in several counterparts at the places and on the dates indicated below, and in the presence of the respective undersigned Notaries Public and the respective undersigned witnesses indicated below, by duly authorized officers of the respective parties, after a due reading of the whole.

       At Lake Charles, Louisiana, on July 1, 1996.


                                    CTC FINANCIAL, INC.


                                     By: /s/ WILLIAM L. HENNING, JR.
                                        --------------------------------------
                                        Name: William L. Henning, Jr.
                                             ---------------------------------
                                        Title: President
                                              --------------------------------


                                    Attest: /s/ THOMAS G. HENNING
                                           -----------------------------------
                                            Name: Thomas G. Henning
                                                 -----------------------------
                                            Title: Secretary
                                                  ----------------------------

                                                        [CORPORATE SEAL]
Witnesses to all signatures:


/s/ SHEILA KING
------------------------------------
Witness


/s/ PAT HAMILTON
------------------------------------
Witness


/s/ SANDEL DIAZ
------------------------------------
Notary Public

My commission expires:  lifetime commission
                       --------------------

       [NOTARIAL SEAL]


                      [Signatures continued on next page]





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First Amendment to Amended and Restated
   Loan Agreement/CTC Financial
Loan No. T0310



                   [Signatures continued from previous page]



       At Atlanta, Georgia, on July 2, 1996.


                                    COBANK, ACB


                                    By: /s/  MARY KAY DEERING
                                       ---------------------------------------
                                        Name: Mary Kay Deering
                                             ---------------------------------
                                        Title: Vice President
                                              --------------------------------



Witnesses to signature:


/s/ [ILLEGIBLE]
------------------------------------
Witness


/s/ [ILLEGIBLE]
------------------------------------
Witness


/s/ MARIANNE K. HOWELL
------------------------------------
Notary Public

My commission expires: April 25, 1999
                       --------------

       [NOTARIAL SEAL]





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